LOCK-UP AGREEMENT

This Lock-Up Agreement (the “Agreement”) is dated February 9, 2011 (the “Effective Date”)

BETWEEN:

PEDIATRX INC., a Company formed pursuant to the laws of the State of Nevada and having an office for business located at 405 Trimmer Road, Suite 200, Califon, New Jersey 07830

(the “Company”)

AND:

CAMERON DURRANT, an individual resident of the State of New Jersey whose business address is P.O. Box 423, Califon, NJ 07830

(“Durrant”)

WHEREAS:

A. Durrant is the registered and beneficial owner of 2,833,333 shares of common stock (the "Common Shares") of PediatRx Inc. (the “Company”);

B. The Company and Durrant have agreed to enter into this Agreement in order to prevent Durrant from selling or otherwise disposing of the Common Shares or any interest therein.

NOW, THEREFORE, for and in consideration of ten dollars cash in hand paid by the Company to Durrant, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by Durrant, the Company and Durrant do hereby agree as follows:

1.	AGREEMENT NOT TO SELL, ASSIGN, CONVEY OR OTHERWISE DISPOSE OF COMMON SHARES AND OTHER MATTERS

1.1	Durrant hereby irrevocably agrees:

	(a)	not to sell, assign, convey or otherwise dispose of any of the Common Shares for a period beginning on the date hereof and ending on December 31, 2015 (the "Restricted Period").

	(b)	that the share certificates representing the Common Shares will be provided to the registrar and transfer agent of the Company in order that they can be legended in accordance with this Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF DURRANT

Durrant hereby represents and warrants to the Company that he is duly authorized to execute and deliver this Agreement and, upon execution by the Company, this Agreement will constitute a valid and binding agreement, enforceable against him in accordance with its terms, and the consummation by him of the transaction contemplated hereby will not constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding or arrangement of any kind to which he is a party and by which he is bound at the date hereof; and

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to and covenants with you, as representations and warranties that will survive completion of the transactions contemplated hereby, that:

(a)	it is duly authorized to execute and deliver this Agreement;

(b)

upon acceptance by Durrant of this Agreement, this Agreement will be valid and binding, enforceable against the Company in accordance with its terms and the execution of this Agreement will not constitute a violation of or default under, or conflict with, any restriction of any kind or any contract, commitment, agreement, understanding or arrangement to which the Company is a party and by which it is bound.

4.	EXPENSES

Durrant and the Company shall each pay their respective expenses incurred in connection with this Agreement.

5.	AMENDMENT

Except as expressly set forth herein, this Agreement constitutes the whole of the agreement between the parties and may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the effected party.

6.	ASSIGNMENT

No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties.

7.	NOTICE

Any notice, document or other communication required or permitted to be given to the parties under this Agreement shall be in writing and be either hand delivered or sent by email as follows:

(a)	to Durrant at:

P.O. Box 423
Califon, N.J. 07830
	email address:	camerondurrant@yahoo.com

(b)	to the Company:

PediatRx Inc.
405 Trimmer Road, Suite 200
Califon, New Jersey 07830
	Attention:	Chief Financial Officer
	email address:	dtousley@pediatrx.com

and shall be deemed to be received by the party to whom such notice is given on the date of delivery or transmission.

8.	SUCCESSORS

This Agreement will be binding upon, enure to the benefit of and be enforceable by the parties and their respective successors. This Agreement may not be assigned.

9.	TIME OF THE ESSENCE

Time shall be of the essence of this Agreement.

10.	APPLICABLE LAW

This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey and each party irrevocably attorns to the jurisdiction of the courts of the State of New Jersey for the resolution of any disputes arising hereunder.

11.	TERMINATION

This Agreement shall be deemed to terminate, and the respective rights and obligations of the parties hereunder shall cease, at the end of the Restricted Period.

12.	INDEPENDENT LEGAL ADVICE.

The Company has obtained legal advice concerning this Agreement and has requested that Durrant obtain independent legal advice with respect to this Agreement. Durrant hereby represents and warrants to the Company that he has been advised to obtain independent legal advice, and that, prior to the execution of this Agreement, he has obtained independent legal advice or has, in his discretion, knowingly and willingly elected not to do so

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

This Agreement may be executed in several counterparts and each counterpart will together constitute one original document. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

Yours truly,

PEDIATRX INC.

Per:

/s/ Cameron Durrant
CAMERON DURRANT